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                                                                   Exhibit 10.7

                            FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE is made as of this 17th day of July, 2006, by and between DITTY PROPERTIES LIMITED PARTNERSHIP, a Washington limited partnership ("Landlord"), and NASTECH PHARMACEUTICAL COMPANY, INC., a Washington corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Lease dated March 1, 2006, (the "Lease") pursuant to which Tenant leased certain space from Landlord in the building located at 3830 Monte Villa Parkway, Bothell, Washington (the "Original Premises").

     B. Pursuant to Section 2.3 of the Lease, Tenant has a right of first refusal to lease additional space in the Building and has exercised such right with respect to the balance of the Building.

     C. The parties now wish to amend the Lease to document the addition of RFR space to the Premises, subject to and in accordance with the following terms and conditions.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. TERMS. All terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

     2. ADDITIONAL PREMISES. In addition to the Original Premises, effective as of the date on which Landlord delivers possession of the space to Tenant in the condition required under Section 2.3 of the Lease (the "Effective Date"), Tenant shall lease from Landlord the balance of the rentable area in the Building (the "Additional Premises") and thereafter the term "Premises" shall include the Additional Premises. The Effective Date will be July 16, 2006. Landlord shall not be liable for any delay and this Amendment shall not be void or voidable if the Effective Date is delayed for any reason unless, prior to August 1, 2006, same is due to Force Majeure, Landlord's negligence or misconduct, or failure of Landlord to deliver the Additional Premises free of chemical hazards of which it has actual knowledge. Landlord shall not be required to make any alterations to the Additional Premises nor to contribute any funds toward alterations of the Additional Premises except as expressly provided for herein or in the Lease. Base Rent on the Additional Premises shall commence on the Effective Date at the per square foot rate applicable to the Original Premises during months 6-12 as shown in Section 1.C of the Lease. From and after the Effective Date Tenant shall be a single tenant in the building and Tenant's Share shall be one hundred percent (100%). From and after the date hereof, Tenant shall have no further rights to lease space under Section 2.3 of the Lease.

     3. SQUARE FOOTAGE. Both Landlord and Tenant have engaged independent architects who have confirmed that the Gross Building Area of the entire Premises is 63,200 square feet and that, as a single tenant, Nastech shall be entitled to use the entire 63,200 square feet. Landlord and Tenant agree that, for purposes of calculating rent under this

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agreement, one-half of the Premises, or 31,600 square feet, shall be considered lab space and one-half of the Premises, or 31,600 square feet, shall be considered office space.

     4. ALLOWANCE. The parties agree that the Commencement Date under the Lease was March 1, 2006, and the prorated allowance payable by Landlord with respect to the Additional Premises shall be calculated using that date. For example if the Effective Date is July 16, 2006, then the prorated Allowance shall be Fourteen and 44/100 Dollars ($14.44) per RSF which is Fifteen Dollars multiplied by 115.5/120. On the Additional Premises of 35,878 rentable square feet, this Allowance is $518,078.

     5. SECURITY DEPOSIT. To reflect the addition of the Additional Premises, Tenant shall increase its Security Deposit by $656,577 (which is the $500,000 existing letter of credit divided by 27,322 square feet (i.e., $18.30) times the Additional Premises of 35,878 square feet) to a total of $1,156,577.

     6. BROKER'S COMMISSION. Tenant represents and warrants to Landlord that it has had no dealing with any broker or agent in connection with this Amendment. Landlord shall not be required to pay any broker's fee in connection with the lease of the Additional Premises and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities for any commissions or other compensation or charges claimed by any broker or agent based on dealings with Tenant in connection with the lease of the Additional Premises.

     7. DEFINED TERMS; CONFLICT. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease. If there is any conflict between the terms, conditions and provisions of this Amendment and the terms and conditions of the Lease, the terms, conditions and provisions of this Amendment shall prevail.

     8. NO FURTHER AMENDMENT. Except as expressly modified by this Amendment, all terms, covenants and provisions of the Lease shall remain unmodified and in full force and effect and are hereby expressly ratified and confirmed.

     9. CONFIRMATION. Tenant represents and warrants to Landlord that, as of the date hereof and to the Tenant's actual knowledge: (a) no defenses or offsets exist to the enforcement of the Lease by Landlord and there are no unresolved or pending disputes or claims between Landlord and Tenant with respect to the Lease or the Premises; (b) neither Tenant nor Landlord is in default in the performance of the Lease; and (c) neither Tenant nor Landlord has committed any breach of the Lease, nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default or a breach by Tenant or Landlord under the Lease.

     10. ENTIRE AGREEMENT. This Amendment sets forth the entire agreement of the parties as to the subject matter hereof and supersedes all prior discussions and understandings between them. This Amendment may not be amended or rescinded in any manner except by an instrument in writing signed by a duly authorized officer or representative of each party hereto. This Amendment shall control over any conflicting terms of the Lease. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Amendment except as expressly set forth herein. Each of the schedules or exhibits referred to herein (if any), is incorporated herein as if fully set forth in this Amendment. If any of the provisions of this Amendment be found to be invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be stricken and the remainder of this Amendment shall


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nonetheless remain in full force and effect unless striking such provision shall materially alter the intention of the parties. No waiver of any right under this Amendment shall be effective unless contained in a writing signed by a duly authorized officer or representative of the party sought to be charged with the waiver and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Amendment.

     11. REPRESENTATION. Tenant acknowledges that it has been represented, or has had sufficient opportunity to obtain representation of counsel with respect to this Amendment. Tenant represents to Landlord that Tenant has read and understood the terms hereof and the consequences of executing this Amendment and that, except as expressly set forth herein, no representations have been made to Tenant to induce the execution of this Amendment. Tenant further waives any right it may have to require the provisions of this Amendment to be construed against the party who drafted it.

     12. AUTHORITY. Each person signing this Amendment on behalf of the respective parties represents and warrants that he or she is authorized to execute and deliver this Amendment, and that this Amendment will thereby become binding upon Landlord and Tenant, respectively.

     13. COUNTERPARTS. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        LANDLORD:

                                        DITTY PROPERTIES LIMITED PARTNERSHIP


                                        By: /s/ R. Kirk Mathewson
                                            ------------------------------------
                                            Its President and General Partner


                                        TENANT:

                                        NASTECH PHARMACEUTICAL COMPANY, INC.


                                        By: /s/ Phil Ranker
                                            ------------------------------------
                                            Its CFO

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF KING        )


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     On this 17thday of July, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared R. Kirk Mathewsn, to me known to be the President and General Partner of DITTY PROPERTIES LIMITED PARTNERSHIP, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.


                                        /s/ S. C. Mathewson
                                        ----------------------------------------
                                        Name: S.C. Mathewson
                                        NOTARY PUBLIC and for the State of
                                        Washington, residing at King Co.
                                        My commission expires 11-20-07
STATE OF WASHINGTON   )
                      ) ss.
COUNTY OFSnohomish    )

     On this 17th day of July, 2006, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared Philip Ranker, to me known to be the Chief Financial Officer of NASTECH PHARMACEUTICAL COMPANY, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.


                                        /s/ Leslie M. Kodish
                                        ----------------------------------------
                                        Name: Leslie M. Kodish
                                        NOTARY PUBLIC and for the State of
                                        Washington, residing at Renton, WA
                                        My commission expires 5-29-07


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